Chewy Announces Fiscal Fourth Quarter and Full Year 2022 Financial Results

PLANTATION, Fla., March 22, 2023 (BUSINESS WIRE) — Chewy, Inc. (NYSE: CHWY) (“Chewy”), a trusted destination for pet parents and partners everywhere, has released its financial results for the fiscal fourth quarter and full year 2022 ended January 29, 2023, and posted a letter to its shareholders on its investor relations website at https://investor.chewy.com.

Fiscal Q4 2022 Highlights:

•Net sales of $2.71 billion improved 13.4 percent year over year
•Gross margin of 28.1 percent expanded 270 basis points year over year
•Net income of $6.1 million, including share-based compensation expense of $50.2 million
•Net margin of 0.2 percent expanded 290 basis points year over year
•Basic and diluted earnings per share of $0.01, an increase of $0.16 year over year
•Adjusted EBITDA(1) of $92.0 million, an increase of $120.1 million year over year
•Adjusted EBITDA margin(1) of 3.4 percent expanded 460 basis points year over year
•Adjusted net income(1) of $69.6 million, an increase of $117.4 million year over year
•Adjusted basic and diluted earnings per share(1) of $0.16, an increase of $0.27 year over year

Fiscal 2022 Highlights:

•Net sales of $10.1 billion improved 13.6 percent year over year
•Gross margin of 28.0 percent expanded 130 basis points year over year
•Net income of $49.2 million, including share-based compensation expense of $163.2 million
•Net margin of 0.5 percent expanded 130 basis points year over year
•Basic and diluted earnings per share of $0.12, an increase of $0.30 year over year
•Adjusted EBITDA(1) of $305.9 million, an increase of $227.4 million year over year
•Adjusted EBITDA margin(1) of 3.0 percent expanded 210 basis points year over year
•Adjusted net income(1) of $225.8 million, an increase of $214.3 million year over year
•Adjusted basic and diluted earnings per share(1) of $0.53, an increase of $0.50 year over year

“Our fourth quarter and full year fiscal 2022 results cap an incredible year. Against the backdrop of a rapidly changing operating and economic environment, Chewy produced record-high revenue, profitability, and free cash flow,” said Sumit Singh, Chief Executive Officer of Chewy. “Chewy’s disciplined execution and dedication to serving pet parents and partners with a widening ecosystem of offerings led to another year of market share gains in the pet category, which continues to demonstrate its resilience in the present environment.”

Management will host a conference call and webcast to discuss Chewy’s financial results today at 5:00 pm ET.

Chewy Fiscal Fourth Quarter and Full Year 2022 Financial Results Conference Call
When: Wednesday, March 22, 2023
Time: 5:00 pm ET
Conference ID: 140225
Live Call: 1-844-200-6205 (US Toll-Free), 1-646-904-5544 (US Local), 1-833-950-0062 (Canada), or +1-929-526-1599 (International)
Replay: 1-866-813-9403 (US Toll-Free), 1-929-458-6194 (US Local), or +44-204-525-0658 (International)
Replay Access Code: 896084
(The replay will be available approximately two hours after the completion of the live call until 11:59 pm ET on March 29, 2023)
Webcast: https://investor.chewy.com

(1)    Adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), and adjusted basic and diluted earnings (loss) per share are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

About Chewy

Our mission is to be the most trusted and convenient destination for pet parents and partners everywhere. We believe that we are the preeminent online source for pet products, supplies and prescriptions as a result of our broad selection of high-quality products and services, which we offer at competitive prices and deliver with an exceptional level of care and a personal touch to build brand loyalty and drive repeat purchasing. We seek to continually develop innovative ways for our customers to engage with us, as our website and mobile app allow our pet parents to manage their pets’ health, wellness, and merchandise needs, while enabling them to conveniently shop for our products. We partner with more than 3,500 of the best and most trusted brands in the pet industry offering more than 110,000 products and services offerings, to bring what we believe is a high-bar, customer-centric experience to our customers.

Forward-Looking Statements

This communication contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements.

In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our ability to: sustain our recent growth rates and successfully manage challenges to our future growth, including introducing new products or services, improving existing products and services, and expanding into new offerings; successfully manage risks related to coronavirus, including any adverse impacts on our business operations, financial performance, supply chain, workforce, facilities, customer services and operations; acquire and retain new customers in a cost-effective manner and increase our net sales, improve margins and maintain profitability; manage our growth effectively; maintain positive perceptions of our company and preserve, grow, and leverage the value of our reputation and our brand; limit operating losses as we continue to expand our business; forecast net sales and appropriately plan our expenses in the future; estimate the size of our addressable market; strengthen our current supplier relationships, retain key suppliers and source additional suppliers; negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such parties; mitigate changes in, or disruptions to, our shipping arrangements and operations; optimize, operate and manage the expansion of the capacity of our fulfillment centers; provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology; limit our losses related to online payment methods; maintain and scale our technology, including the reliability of our website, mobile applications, and network infrastructure; maintain adequate cybersecurity with respect to our systems and ensure that our third-party service providers do the same with respect to their systems; maintain consumer confidence in the safety, quality and health of our products; limit risks associated with our suppliers and our outsourcing partners; comply with existing or future laws and regulations in a cost-efficient manner; compete with other retailers and service providers; utilize tax attributes, net operating loss and tax credit carryforwards, and limit fluctuations in our tax obligations and effective tax rate; adequately protect our intellectual property rights; successfully defend ourselves against any allegations or claims that we may be subject to; attract, develop, motivate and retain highly-qualified and skilled employees; predict and respond to economic conditions, industry trends, and market conditions, and their impact on the pet products market; reduce merchandise returns or refunds; respond to severe weather and limit disruption to normal business operations; manage new acquisitions, investments or alliances, and integrate them into our existing business; successfully enter the pet insurance market; manage challenges presented by international markets; successfully compete in the pet products and services health and retail industry, especially in the e-commerce sector; raise capital as needed; and maintain effective internal control over financial reporting and disclosure controls and procedures.

You should not rely on forward-looking statements as predictions of future events, and you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of factors. We have based the forward-looking statements contained in this communication primarily on our current assumptions, expectations, and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” included under Part I, Item 1A of our Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin

To provide investors with additional information regarding our financial results, we have disclosed in this earnings release adjusted EBITDA, a non-GAAP financial measure that we calculate as net income (loss) excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision; interest income (expense), net; transaction related costs; changes in the fair value of equity warrants; and litigation matters and other items that we do not consider representative of our underlying operations. We have provided a reconciliation below of adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

We have included adjusted EBITDA and adjusted EBITDA margin in this earnings release because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and adjusted EBITDA margin facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

We believe it is useful to exclude non-cash charges, such as depreciation and amortization and share-based compensation expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense), net; transaction related costs; changes in the fair value of equity warrants; and litigation matters and other items which are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy;
•adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include changes in the fair value of equity warrants, litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; and
•other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including various cash flow metrics, net income (loss), net margin, and our other GAAP results.

The following table presents a reconciliation of net income (loss) to adjusted EBITDA, as well as the calculation of net margin and adjusted EBITDA margin, for each of the periods indicated.

(in thousands, except percentages)	13 Weeks Ended		52 weeks ended
Reconciliation of Net Income (Loss) to Adjusted EBITDA	January 29, 2023	January 30, 2022	January 29, 2023	January 30, 2022
Net income (loss)	$6,104	$(63,609)	$49,232	$(73,817)
Add:
Depreciation and amortization	22,611	16,868	83,307	55,009
Share-based compensation expense and related taxes	50,188	15,831	163,211	85,308
Interest (income) expense, net	(6,200)	424	(9,291)	1,639
Change in fair value of equity warrants	13,340	—	13,340	—
Income tax provision	2,646	—	2,646	—
Transaction related costs	1,852	302	3,953	2,423
Other	1,427	2,064	(460)	7,990
Adjusted EBITDA	$91,968	$(28,120)	$305,938	$78,552
Net sales	$2,707,479	$2,388,398	$10,098,939	$8,890,773
Net margin	0.2%	(2.7)%	0.5%	(0.8)%
Adjusted EBITDA margin	3.4%	(1.2)%	3.0%	0.9%

We define net margin as net income (loss) divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Adjusted Net Income (Loss) and Adjusted Basic and Diluted Earnings (Loss) per Share

To provide investors with additional information regarding our financial results, we have disclosed in this earnings release adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share, which represent non-GAAP financial measures. We calculate adjusted net income (loss) as net income (loss) excluding share-based compensation expense and related taxes as well as changes in the fair value of equity warrants. We calculate adjusted basic and diluted earnings (loss) per share by dividing adjusted net income (loss) attributable to common stockholders by the weighted-average shares outstanding during the period. We have provided a reconciliation below of adjusted net income (loss) to net income (loss), the most directly comparable GAAP financial measure.

We have included adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share in this earnings release because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted net income and adjusted basic and diluted earnings (loss) per share facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable gains and losses that do not represent a component of our core business operations. We believe it is useful to exclude non-cash share-based compensation expense because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude changes in the fair value of equity warrants, because the associated variable gains and losses are not a component of our core business operations. Accordingly, we believe that these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share have limitations as financial measures and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies may calculate adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share differently, which reduces their usefulness as comparative measures. Because of these limitations, you should consider adjusted net income (loss) and adjusted basic and diluted earnings (loss) alongside other financial performance measures, including various cash flow metrics, net income (loss), basic and diluted earnings (loss) per share, and our other GAAP results.

The following table presents a reconciliation of net income (loss) to adjusted net income (loss), as well as the calculation of adjusted basic and diluted earnings (loss) per share, for each of the periods indicated.

(in thousands, except per share data)	13 Weeks Ended		52 weeks ended
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)	January 29, 2023	January 30, 2022	January 29, 2023	January 30, 2022
Net income (loss)	$6,104	$(63,609)	$49,232	$(73,817)
Add:
Share-based compensation expense and related taxes	50,188	15,831	163,211	85,308
Change in fair value of equity warrants	13,340	—	13,340	—
Adjusted net income (loss)	$69,632	$(47,778)	$225,783	$11,491
Weighted-average common shares used in computing adjusted earnings (loss) per share:
Basic	424,328	419,111	422,331	417,218
Effect of dilutive share-based awards (1)	5,084	—	5,439	10,068
Diluted (1)	429,412	419,111	427,770	427,286
Earnings (loss) per share attributable to common Class A and Class B stockholders
Basic	$0.01	$(0.15)	$0.12	$(0.18)
Diluted (1)	$0.01	$(0.15)	$0.12	$(0.18)
Adjusted basic	$0.16	$(0.11)	$0.53	$0.03
Adjusted diluted (1)	$0.16	$(0.11)	$0.53	$0.03
(1) For the fifty-two weeks ended January 30, 2022, our calculation of adjusted diluted earnings per share attributable to common Class A and Class B stockholders requires an adjustment to the weighted-average common shares used in the calculation to include the weighted-average dilutive effect of share-based awards.

Investor Contact:

Robert A. LaFleur
ir@chewy.com

Media Contact:

Diane Pelkey
dpelkey@chewy.com